AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                  July 13, 2004

                           REGISTRATION NO. 333-113726

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                 Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             BV Pharmaceutical, Inc.
                 ______________________________________________
                 (Name of small business issuer in our charter)

                                     Nevada
         ______________________________________________________________
         (State or other jurisdiction of incorporation or organization)


          8099-12                                        72-1580091
____________________________                ____________________________________
(Primary standard industrial                (I.R.S. Employer Identification No.)
 classification code number)


                           2890 Vassar Street, Suite A
                                 Reno, NV 89502
                                Tel: 775.352.4160
             ______________________________________________________
             (Address and telephone of principal executive offices)


                           Michael J. Morrison, Chtd.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                  775.827.6300
               __________________________________________________
               (Name, address and telephone of agent for service)

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE (1)


     Title of class of                       Proposed maximum
securities to be registered                     aggregate          Amount of
   and number of shares                       offering price    Registration Fee
________________________________________________________________________________
Common Stock, $0.001 par value per share      $1,387,420.00        $346.85
6,937,100 shares


                         Total Registration Fee $346.85

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c).

Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on the date as the Commission, acting pursuant to said section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

                             BV PHARMACEUTICAL, INC.

                        6,937,100 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale of 6,937,100 shares of our common stock by the selling security holders. The fixed price for the offer and sale of the shares shall be $.20 until the shares of common stock becomes quoted on the OTC Bulletin Board or other specified securities exchange.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors"., at page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this preliminary prospectus is July 13, 2004.


                                TABLE OF CONTENTS


                                                                            Page

Front Cover Page of Prospectus                                                1
Inside Front and Outside Back Cover Pages of Prospectus                       2
Summary Information & Risk Factors                                            3
     Prospectus Summary                                                       3
     The Offering                                                             3
     Financial Summary Information                                            3
     Risk Factors                                                             4
     Risks Related to Our Company and Proposed Business                       4
     Risks Related to Our Operations                                          6
     Risks Related to Competition and Our Industry                            7
Use of Proceeds                                                               8

Determination of Offering Price                                               8
Dilution                                                                      8
Selling Security Holders                                                      8
Plan of Distribution                                                         11
Legal Proceedings                                                            11
Directors, Executive Officers, Promoters and Control Management              11
Security Ownership of Certain Beneficial Owners and Management               12
Description of Securities                                                    13
     Common Stock                                                            13
     Shares Eligible for Future Sale                                         14
Interest of Named Experts and Counsel                                        14
Disclosure of Commission Position on Indemnification for Securities Act
   Liabilities                                                               14
Description of Business                                                      15
Management's Discussion and Analysis or Plan of Operation                    15
Description of Property                                                      20
Certain Relationships and Related Transactions                               20
Market for Common Equity and Related Stockholder Matters                     20
ExecutiveCompensation                                                        21
Financial Statements                                                         21
Changes in and Disagreements with Accountants on Accounting and
   Financial Disclosure                                                      32
Indemnification                                                              32
Other Expenses of Issuance and Distribution                                  32
Recent Sales of Unregistered Securities                                      32
Undertakings                                                                 34
Signatures                                                                   35
Exhibits                                                                     35



                      SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

You should read carefully all information in the prospectus including its detailed information and the financial statements and their explanatory notes before making an investment decision.

Our Company is in the development stage and we have only produced nominal revenues.

THE OFFERING



     Securities Offered           6,937,100 shares of Common Stock.

     Offering Price Per Share     $.20. The fixed price for the offer and sale
                                  of the shares shall be $0.20 per share until the shares of common stock becomes quoted on the OTC Bulletin Board or other specified securities exchange.

     Offering The Shares are being offered by the selling securities holders.

     Proceeds The Company will receive no proceeds from this offering.

     Number of Shares             Before the Offering: 37,480,100 Shares of
     Outstanding                  Common Stock. After the Offering: 37,480,100
                                  Shares of Common Stock


                          FINANCIAL SUMMARY INFORMATION

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements included in this prospectus and their explanatory notes.

Balance Sheet Data:      05/31/04     12/31/03     12/31/02     12/31/01
__________________       ________     ________     ________     ________


CASH (1)                 $51,332       $3,708        $ 0         $6,090

ACCOUNTS RECEIVABLE      $ 3,000       $    0        $ 0         $    0

TOTAL CURRENT ASSETS     $54,332       $3,708        $ 0         $6,090

TOTAL LIABILITIES        $56,857       $3,600        $ 0         $    0

STOCKHOLDERS'EQUITY      $(2,525)      $  108        $ 0         $6,090


                                  RISK FACTORS

Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs and expectations The operation and results of our business are subject to risks and all of the material risks are set forth in this section, including the following general risks:

     o general economic conditions in the geographic areas that are being targeted for our proposed services;

     o the ability to achieve and maintain market penetration and average per customer revenue levels sufficient to provide financial viability to our proposed business; and

     o fluctuations in the actual and forecast demand for our proposed services.


               RISKS RELATED TO OUR COMPANY AND PROPOSED BUSINESS

OUR STATUS AS A DEVELOPMENT STAGE COMPANY WITH NOMINAL REVENUES SUBJECTS YOUR INVESTMENT TO A HIGH DEGREE OF RISK BECAUSE WE HAVE NO HISTORY OF OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.
We only recently started our business operations and have nominal revenues. We cannot assure that we will ever generate sufficient revenues to develop successful operations, or make a profit. We have a limited operating history for investors to evaluate our business strategy. As a result of our lack of any significant operating history, we have limited insight into trends that may emerge and affect our business. You must consider the risks and difficulties frequently encountered by development stage companies. Therefore, your investment is at high risk because we may fail in our business.

WE MAY HAVE  SUBSTANTIAL  NEAR-TERM  CAPITAL  NEEDS AND NO SOURCE OF  ADDITIONAL
FUNDING, SO WE MAY NOT BE ABLE TO OPERATE PAST THE INITIAL 12 MONTHS OF OPERATIONS AND WE MAY CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT. We currently have a limited source of funds and nominal revenues which we expect to sustain our operations, as proposed, for approximately 12 months. However, depending on the development and activities of our business, and unforeseen and unanticipated events in our business, we may require additional funding over the next 12 months to develop our business. In such event, we may need immediate additional funding. Our capital requirements will depend on many factors including, but not limited to, the timing of further development of our DNA accumulation and storage process. If adequate funds are not available, as and when needed, we may be required to curtail operations or obtain funds by entering into collaboration agreements on unattractive terms. Our inability to raise capital could impair the technical and presentational aspects of our DNA accumulation and storage process and our marketing abilities. In fact, if we do not obtain the necessary funding, we may be forced to cease operations. If our business is not successful, we may fail, cease operations and you may lose your entire investment.

WE HAVE SUBSTANTIAL LONG-TERM CAPITAL NEEDS AND NO SOURCE OF ADDITIONAL FUNDING, SO WE MAY NOT BE ABLE TO OPERATE PAST THE INITIAL 12 MONTHS OF OPERATIONS.
We anticipate we may need substantial additional financing, in amounts not yet known or determined by us, in the next 12-24 months to further develop our DNA accumulation and storage process and to market our services. The level of expenditures required for these activities will depend in part on whether we develop and market our services independently or with other companies through collaborative arrangements. At this time, we have no known source and have not inquired into sources for collaborative arrangements. If adequate funds are not available, we may be unable to develop our operations to a sufficient level to generate revenues or become profitable.

WE HAVE A POOR FINANCIAL CONDITION AND MAY BE UNABLE TO ADEQUATELY DEVELOP OUR BUSINESS OR EARN A PROFIT, SO WE MAY FAIL AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.
Because we have a very limited operating history, limited assets, and nominal revenues, an investor cannot determine if we will ever be profitable. We will likely experience financial difficulties during our operational development and beyond. We may be unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from licensing our unpatented process for collection of DNA samples to marketing agents on a geographical basis and accumulate and store DNA samples and DNA profile results in a database, but there can be no assurance that we will be successful in our plan of operations or generate a profit, or if our revenues will exceed our costs. Our poor financial condition could adversely affect our ability to provide an efficient accumulation and storage of DNA samples. If our business is not successful, we may fail, cease operations and you may lose your entire investment.

OUR MANAGEMENT WILL DEVOTE LIMITED ATTENTION TO OUR BUSINESS OPERATIONS AND THIS MAY LIMIT THE DEVELOPMENT OF OUR BUSINESS AND WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.
Since we do not have sufficient cash available to pay our management for their services, our management personnel will all be devoting their efforts to other businesses and will only devote a portion of their time to our Company's business. This lack of full-time attention from our management could result in our business not developing as well or as fast as it otherwise could, or it may result in the failure of our business and the loss of your entire investment.

WE HAVE LITTLE MANAGERIAL EXPERTISE IN THE DEVELOPMENT OR DISSEMINATION OF DNA INFORMATION AND THIS MAY CAUSE OUR BUSINESS TO SUFFER AND WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.
Because our management has little experience in developing and disseminating DNA information, or compiling and maintaining a database, our abilities in this area may be limited and our business may suffer. Even if our management develops a sufficient quantity of DNA information and database experience, it may be unable to particularize or adapt it to the needs of website visitors or the marketplace for such services. If our management is unable to develop or gain the necessary expertise to operate our business including the database, we may fail in our business, cease operations and you may lose your entire investment.

OUR LACK OF A WELL-DEVELOPED BUSINESS PLAN MAKES IT DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS AND WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU
MAY  LOSE  YOUR  ENTIRE   INVESTMENT.
Because we currently do not have a well-developed business plan, we may spend an excessive amount of our financial and operational resources in development and implementation of our business plan. We are entering into a field of business that is not well established and we will be developing our business plan and strategies as we proceed. Thus we may fail in our business, cease operations and you may lose your entire investment.

OUR LACK OF SUBSTANTIAL REVENUES AND PROFITS, COMBINED WITH OUR LOSSES, MAKE IT DIFFICULT FOR US TO SUCCEED AS A BUSINESS. WE MAY FAIL TO FULLY DEVELOP OUR DNA PROCESS AND MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.
We have nominal revenues and limited revenue sources, yet we have significant costs and losses. Our DNA profile process has been established, but we continue to refine and develop. We cannot assure you that we will obtain the necessary working capital or expertise to fully develop it. Thus, we may fail in our business, cease operations and you may lose your entire investment.

THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK AND YOU MAY BE UNABLE TO SELL YOUR SHARES.
There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

IF WE ARE UNABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL WITH DNA-RELATED EXPERIENCE, OUR BUSINESS COULD SUFFER, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.
Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel with DNA-related and database experience. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to retain and attract the necessary managerial, sales and marketing, technical and customer service personnel, we may not develop a sufficient customer base to adequately fund our operations and our business could fail, and you would lose your entire investment.

OUR COMPANY HAS A LIMITED OPERATING HISTORY, NOMINAL REVENUE AND MINIMAL ASSETS AND IF WE FAIL TO PRODUCE REVENUES, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.
Our Company has a limited operating history, nominal revenues, to date, minimal assets and limited financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues. This may result in our incurring an initial net operating loss until we either generate revenues sufficient to sustain operations, of which there can be no assurance, or we complete future financing, of which there can be no assurance. There is no assurance that our Company will ever produce significant revenues or profits in the near future. In this event, we may fail in our business, cease operation and you may lose your entire investment.

IF THE SECURITIES DO NOT MEET BLUE SKY RESALE REQUIREMENTS, YOU MAY BE UNABLE TO RESELL YOUR SECURITIES.
The securities offered by this prospectus must meet the Blue Sky resale requirements, which are state securities laws, rules and regulations regarding the purchase and sale of securities in the states in which the proposed purchasers reside. If we fail to meet these qualifications, you may not be able to sell your securities without compliance with the Blue Sky laws and the securities may be of little or no value to you. Since we have extremely limited capital, we may not be able to afford the expenses necessary to meet Blue Sky requirements.

Mr. Art Bandenieks, our Founder, Officer, Director and Controlling Shareholder owns 81% of the total issued and outstanding shares of our stock and has virtually total control over all decisions, so you will have little or no ability to control the Company or our business.

Because Mr. Bandenieks has such a large stock ownership position in our company, you, as a shareholder, have very little ability to exercise any control over the Company or its operations. The vast majority of decisions in the Company are decided by majority control, which is firmly held by Mr. Bandenieks and your vote of your shares will have little or no impact on the action by shareholders.


                         RISKS RELATED TO OUR OPERATIONS

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN AND IF WE FAIL TO PRODUCE REVENUES, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our independent auditor has reviewed our financial data and information and rendered an opinion that he has substantial doubt about our ability to develop our business and become successful because we have limited financial resources. In we fail, you may lose your entire investment.

WE DEPEND ON OUR KEY PERSONNEL AND QUALIFIED TECHNICAL STAFF AND, IF WE LOSE THEIR SERVICES, OUR ABILITY TO MANAGE THE DAY-TO-DAY ASPECTS OF OUR BUSINESS WILL BE WEAKENED. WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS. THUS, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We are highly dependent on the services of our management and other key personnel. The loss of the services of members of our senior executive management team or other key personnel could cause us to make less successful strategic decisions, which could hinder the introduction of new services or make us less prepared for technological or marketing problems, which could reduce our ability to serve our customers or lower the quality of our services.

We believe that a critical component for our success will be the attraction and retention of qualified, professional technical and sales personnel. We may not be able to attract, develop, motivate and retain experienced and innovative personnel. If we fail to do so, there will be an adverse effect on our ability to generate revenue and operate our business. THUS, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

THE OPERATION, ADMINISTRATION, MAINTENANCE AND REPAIR OF OUR SYSTEMS ARE SUBJECT TO RISKS THAT COULD LEAD TO DISRUPTIONS IN OUR SERVICES AND THE FAILURE OF OUR SYSTEMS TO OPERATE AS INTENDED FOR THEIR FULL DESIGN LIFE. THIS COULD CAUSE US TO FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Each of our systems is and will be subject to the risks inherent in computer-based internet business activities. The operation, administration, maintenance and repair of our computer systems will require the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment. Our systems may not continue to function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render us unable to perform at design specifications. THUS, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

THE FAILURE OF OUR BUSINESS AND OPERATIONS SUPPORT SYSTEMS TO PERFORM AS WE EXPECT COULD IMPAIR OUR ABILITY TO RETAIN CUSTOMERS AND OBTAIN NEW CUSTOMERS, OR PROVISION THEIR SERVICES, OR RESULT IN INCREASED CAPITAL EXPENDITURES. THIS COULD CAUSE US TO FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our operations support systems are an important factor in our success. Critical information systems used in daily operations will be used to perform sales and order entry, billing and accounts receivable functions, and service verification and payment functions. If any of these systems fail or do not perform as expected, it would adversely affect our ability to process orders and provision sales, and to bill for services efficiently and accurately, all of which could cause us to suffer customer dissatisfaction, loss of business, loss of revenue or the inability to add customers on a timely basis, any of which would adversely affect our revenues. In addition, system failure or performance issues could have an adverse impact on our ability to effectively audit and dispute invoicing and data provided by service providers from whom we lease facilities. Furthermore, processing higher volumes of data or additionally automating system features could result in system breakdowns and delays and additional unanticipated expense to remedy the defect or to replace the defective system with an alternative system. THUS, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS OF OTHERS COULD PREVENT US FROM USING NECESSARY TECHNOLOGY. IF WE ARE UNABLE TO USE NECESSARY TECHNOLOGY, THIS COULD CAUSE US TO FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

While we do not believe that there exists any technology patented by others, or other intellectual property owned by others, that is necessary for us to provide our services, there can be no assurances in this regard. If there is intellectual property that is owned by others for we which we have no license, we would have to negotiate such a license for the use of that property. We may not be able to negotiate such a license at a price that is acceptable. This could force us to cease offering products and services incorporating such property. THUS, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.


                  RISKS RELATED TO COMPETITION AND OUR INDUSTRY

TECHNOLOGICAL ADVANCES AND REGULATORY CHANGES MAY ERODE REVENUES WHICH COULD BE DERIVED FROM INTERNET OPERATIONS, WHICH COULD INCREASE COMPETITION AND PUT DOWNWARD PRESSURE ON PRICES FOR OUR PROPOSED SERVICES.

New technologies and regulatory changes, particularly those permitting free access to data, including DNA data, if any, could impair our prospects, put downward pressure on prices and adversely affect our operating results.

We face potential competition in our market from the incumbent providers of DNA services and information. This potential competition places downward pressure on prices for data services, which can adversely affect our operating results. In addition, we could face competition from other companies we have not yet identified or which may enter into the market. If we are not able to compete effectively with these industry participants, our operating results would be adversely affected.

MANY OF OUR COMPETITORS AND POTENTIAL COMPETITORS HAVE SUPERIOR RESOURCES, WHICH COULD PLACE US AT A COST AND PRICE DISADVANTAGE. THUS, WE MAY NEVER REALIZE REVENUES SUFFICIENT TO SUSTAIN OUR OPERATIONS AND, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Many of our competitors and potential competitors may have significant competitive advantages, including greater market presence, name recognition and financial, technological and personnel resources, superior engineering and marketing capabilities, and significantly larger customer bases. As a result, some of our competitors and potential competitors can raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing and sale of products and services than we can. Also, our competitors' and potential competitors' greater brand name recognition may require us to price our services at lower levels in order to win business. Our competitors' and potential competitors' financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose. THUS, WE MAY NEVER REALIZE REVENUES SUFFICIENT TO SUSTAIN OUR OPERATIONS AND, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

WE DEPEND ON THIRD PARTIES FOR MANY FUNCTIONS. IF THE SERVICES OF THOSE THIRD PARTIES BECOME UNAVAILABLE TO US, WE MAY NOT BE ABLE TO CONDUCT OUR BUSINESS. THUS, WE MAY NEVER REALIZE REVENUES SUFFICIENT TO SUSTAIN OUR OPERATIONS AND, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We depend and will continue to depend upon third parties to:
     o install and/or upgrade some of our systems and provide equipment and maintenance;
     o provide internet access for our website and services.
We cannot provide any assurances that third parties will perform their contractual obligations or that they will not be subject to political or economic events which may have a material adverse effect on their ability to provide us with necessary services. If they fail to perform their obligations, or if any of these relationships are terminated and we are unable to reach suitable alternative arrangements on a timely basis, we may not be able to conduct our business. Thus, we may never realize revenues sufficient to sustain our operations and, we may fail in our business, cease operations and you may lose your entire investment.

OUR INABILITY TO RAISE ADDITIONAL CAPITAL MAY RESULT IN OUR BUSINESS FAILING AND THE LOSS OF YOUR ENTIRE INVESTMENT.

The Company cannot offer assurances that funds will be raised when it requires them or that the Company will be able to raise funds on suitable terms, as and when needed. Failure to obtain such financing as and when needed could delay or prevent the Company's proposed business operations, which could result in the Company's inability to continue to conduct business, poor financial results and revenues and poor results of operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to the Company's stockholders is likely to occur

PROTECTION OF THE COMPANY'S INTELLECTUAL PROPERTY IS LIMITED.

The Company has only applied for protection of its name as a service mark, and has only obtained the website within the past year. There is no assurance a service mark will be granted or that the Company will be able to successfully defend its service mark if contested or infringed upon.

PENNY STOCK REGULATIONS MAY LIMIT THE POTENTIAL PURCHASERS OF OUR STOCK IN ANY MARKET THAT MAY DEVELOP.

Broker-dealer practices in connection with transactions in "PENNY STOCKS" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "SEC" or the "Commission"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ provided that current price and volume information with respect to transactions in such securities is provided by the exchange or trading system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. the Company's securities are presently subject to the penny stock rules, and, as a result, investors may find it more difficult to sell its securities.

                                 USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

The offering price for the sale of the shares was set arbitrarily and shall be $.20 per share until the shares of common stock becomes quoted on the OTC Bulletin Board or other specified securities exchange.

                                    DILUTION

Not applicable. We are not registering any unissued shares in this registration statement.

                            SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.



Beneficial Ownership          Beneficial Ownership
                                                          Maximum Number
      Name (1)                  Before Offering           of Shares Being     Shares After
                            Shares          Percent           Offered         Offering (2)
__________________________________________________________________________________________

541672 B.C. Ltd.           1,359,500          4%             1,359,500             0

Abey, Michael H.                 500     Less than 1%              500             0

Adams, James                     500     Less than 1%              500             0

Anderson, Frank                  500     Less than 1%              500             0


                                       8

Aziz, Shamma                     500     Less than 1%              500             0

Cahill, Raymond            1,339,600          4%             1,339,600             0

Calderwood, Eleanor              500     Less than 1%              500             0

Chan, Dwight                   1,000     Less than 1%            1,000             0

Chan, Kenny                    1,000     Less than 1%            1,000             0

Charuk, Barb                     500     Less than 1%              500             0

Charuk, James                    500     Less than 1%              500             0

Charuk, Robert                   500     Less than 1%              500             0

Charuk, Travis                   500     Less than 1%              500             0

Clancey, Declan            1,359,000          4%             1,359,000             0

Clark, Maxine                    500     Less than 1%              500             0

Dempsey, Frank                 5,000     Less than 1%            5,000             0

Dosanjih, Sonny                  500     Less than 1%              500             0

EH&P Investments AG        1,359,500          4%             1,359,500             0

Fleming, Patricia                500     Less than 1%              500             0

Follett, Julie                   500     Less than 1%              500             0

Franco, David                    500     Less than 1%              500             0

Gajdics, Tibor             1,359,500          4%             1,359,500             0

Gajdics, Steve                   500     Less than 1%              500             0

Gallie, Kenneth                  500     Less than 1%              500             0

Glinsbockel, Sylvia              500     Less than 1%              500             0

Gorrell, A. Ross               1,000     Less than 1%            1,000             0

Haas, Erwin                    2,000     Less than 1%            2,000             0

Hamilton, Richard              1,500     Less than 1%            1,500             0

Havanna Consultants            6,500     Less than 1%            6,500             0

Hilbert, Chantal                 500     Less than 1%              500             0

Holland, Warwick                 500     Less than 1%              500             0

Holliday, Jill                60,000     Less than 1%           60,000             0

Holliday, H.G.                   500     Less than 1%              500             0

Johnson, Kurt                    500     Less than 1%              500             0


                                       9


Kurtyka, Anna                    500     Less than 1%              500             0

Larmour, Jodi                  2,000     Less than 1%            2,000             0

Larson, Christina                500     Less than 1%              500             0

Larson, Christina in Trust       500     Less than 1%              500             0
        For Jennifer Larson

Legg, William E.                 500     Less than 1%              500             0

Lopushinsky, Terri               500     Less than 1%              500             0

Lyons, Donald                  1,500     Less than 1%            1,500             0

McLaughlin, Heather              500     Less than 1%              500             0

Michiel, Spencer                 500     Less than 1%              500             0

Moberg, James                    500     Less than 1%              500             0

Rasmussen, Paul                  500     Less than 1%              500             0

Rottare, Tyler                   500     Less than 1%              500             0

Sawyer, Mithra.               60,000     Less than 1%           60,000             0

Stewart, Gary                    500     Less than 1%              500             0

Visram, Asif in Trust            500     Less than 1%              500             0
     For Shyanne Visram

Visram, Asif                     500     Less than 1%              500             0

Visram, Badrudin                 500     Less than 1%              500             0

Whelan, Bonnie                   500     Less than 1%              500             0

Wong, Anthony                    500     Less than 1%              500             0


                 Total     6,937,100                         6,937,100


(1) None of the selling security holders have, or ever had, any material relationship with our corporation or any of its predecessors and/or affiliates. None of the individual shareholders are affiliated, directly or indirectly, with any of the other shareholders, or with the corporate shareholders. except as set forth in footnote 4 below.

(2) Assumes the sale of all shares offered by Selling Security Holder.

(3) None of the selling shareholders are broker-dealers or affiliated with broker-dealers.

(4) 541672 B.C.  Ltd.- control  person is Al Charuk;  who is related to the four
(4) individual shareholders named Charuk;
    Havanna Consultants - control person is Brent Shaw; and
    EH&P Investments AG - control person is Erwin Haas, who owns shares individually.



We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of resales of our securities resales.

                              PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold by the selling security holders or by those to whom the shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, assuming a market for our securities exists, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

The fixed price for the offer and sale of the shares shall be $.20 per share until the shares of common stock become quoted on the OTC Bulletin Board or other specified securities exchange.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "Underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to the persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of the pledges, accounts or loan transactions. Upon default by the selling security holders, the pledge in the loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any transfer the transferee would have the same rights of sale as the selling security holders under this prospectus.

In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any other person. Furthermore, transferees who replace selling security holders will need to be named in the prospectus filed as part of a post-effective amendment to this registration statement before they may accede to the rights of the named selling security holder.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Exchange Act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of the distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions which is to be paid by the selling security holders.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve BV Pharmaceutical, Inc..

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

(a)      Directors and Officers

The members of the Board of Directors serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below is acting on behalf of, or at the direction of, any other person.

Our officers and directors will devote their time to the business on an "as-needed" basis. Information as to the directors and executive officers is as follows:

     Name                                 Age                   Position

     Art Bandenieks                       48                    President, CEO,
     2876 - 252nd Street                                        Secretary and
     Aldergrove, B.C.  V4W 2R2                                  Director

     Lee Southern                         60                    Treasurer, CFO
     2020 Bellevue Ave                                          and Director
     West Vancouver, B.C. V7V 1B8


ART BANDENIEKS has been the President, CEO, Secretary and a Director of the Company since November 2000. For more than the past 5 years, he has been an independent consultant and has extensive experience in selling and marketing in the very sophisticated and demanding field of medical diagnostic equipment. Mr. Bandenieks is an accomplished public speaker on medical diagnostic products, including sophisticated instrumentation and related supplies. He earned a B.Sc. degree in Psychology from the University of British Columbia in 1978. He also did graduate studies on the faculty of Pharmaceutical Science the University of British Columbia. In the last 5 years Mr. Bandenieks has held the following positions:

(a)  2000 - Present  Sales Representative for Sigma - Aldrich Canada Ltd.
                     Diagnostics Division, 2149 Winston Park Drive, Oakville, ON
(b)  1999 - 2000     Sales Representative for Randox Laboratories Canada Ltd.
                     1021 Meyerside Drive, Unit 5, Mississauga, ON

LEE SOUTHERN has been the Treasurer, CFO and a Director of the Company since November 2000. He has, for over 35 years, been engaged as a consultant in and has been involved in management consulting in the education and political sectors in Canada. During the past five years, he has consulted for various education and political organizations. He earned B.A. in Political Science & History and an M..A. in Political Science from the University of Manitoba. He also holds a doctorate in Higher Education Management from the University of British Columbia. Since July 1995 to present, Mr. Southern has held a position of Executive Director of British Columbia School Trustee Association.

(b) Significant Employees.

Other than the officers of the Company, there are no employees who are expected to make a significant contribution to our corporation.

(c) Family Relationships.

There are no family relationships among our officers, directors, or persons nominated for such positions.

(d) Legal Proceedings.
No officer,  director, or persons nominated for these positions, and no promoter
or  significant   employee  of  our  corporation  has  been  involved  in  legal proceedings that would be material to an evaluation of our management.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known to BV Pharmaceutical, Inc., to be a beneficial owner of five percent (5%) or more of our common stock, by our directors individually, and by all of our directors and executive officers as a group, as of December 31, 2003. Each person will have sole voting and investment power with respect to the shares shown.


                     SECURITY OWNERSHIP OF BENEFICIAL OWNERS


                                                 Shares
                                                 Beneficially     Percentage
Title of Class     Name of Owner                 Owned            Ownership

                   Art Bandenieks
Common             2876 - 252 Street              30,453,000          81%
                   Aldergrove, B.C.  V4W 2R2

         All the shares listed above were acquired by Mr. Bandenieks in December 2000 and are restricted pursuant to Rule 144.

                        SECURITY OWNERSHIP OF MANAGEMENT


                                                 Shares
                                                 Beneficially     Percentage
Title of Class     Name of Owner                 Owned            Ownership


Common             Art Bandenieks                 30,543,000           81%

Common             Lee Southern                      Nil               Nil

Total Shares Held                                 30,543,000           81%

All the shares listed above were acquired by Mr. Bandenieks in December 2000 and are restricted pursuant to Rule 144.

All Officers and Directors as a Group 30,543,000 Direct 81% (Approx.) (1 Individual).

(c) Changes in Control.

There are currently no arrangements, which would result in a change in control of the Company.

Our company President, principal stockholder and Director, Art Bandenieks, currently, owns approximately 81% of our common stock. Therefore, he will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, Art Bandenieks will be able to elect all of the members of our Board of Directors, allowing him to exercise significant control of our affairs and management. In addition, Art Bandenieks may affect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders. In essence, Mr. Bandenieks controls our Company and your vote is of little importance or consequence.

                            DESCRIPTION OF SECURITIES

The following description is a summary and you should read the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

GENERAL
We are authorized to issue 75,000,000 shares of common stock, with $0.001 par value. As of May 31, 2004, there were 37,480,100 common shares issued and outstanding. The Board of Directors has authority to issue the balance of 37,519,900 shares of our authorized stock without shareholder consent, on terms and conditions set in the discretion of the Board, which may dilute the value of your stock. All shares of common stock outstanding are validly issued, fully paid for and non-assessable.

VOTING RIGHTS
Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in this event, the holders of the remaining minority shares will not be able to elect any of the directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to the act or action, except as otherwise provided by law.

DIVIDEND POLICY.
All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS.
Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

STOCK TRANSFER AGENT
Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

                        SHARES ELIGIBLE FOR FUTURE SALE.

The 6,937,100 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The remaining 30,543,000 of our outstanding shares are held by one affiliate: Mr. Bandenieks owns 30,543,000 shares, all of which have been held for over one year.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 30,543,100 outstanding restricted securities held by Mr. Bandenieks, a director and officer of the company, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.
                                     EXPERTS

ACCOUNTANTS

Our Audited Financial Statements for the period from June 30, 2000 (inception) to May 31,, 2004, have been included in this prospectus in reliance upon of Amisano Hanson, Chartered Accountants, 750 West Pender Street, Suite 604, Vancouver, B.C. Canada, V6C 2T7, telephone 604-689-0188, as experts in accounting and auditing.

LEGAL MATTERS

The law office of Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone 775-827-6300, has passed upon the validity of the shares offered and certain other legal matters in connection with this registration statement.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

DESCRIPTION OF BUSINESS

BV Pharmaceutical, Inc. is a Nevada corporation, which was originally formed on June 30, 2000 under the name of All Printer Supplies.com. As All Printer Supplies.com, the company sought a consulting opportunity for products and supplies to be offered on the internet, but the economy at the time, due the demise of many "dot com" companies and businesses, and the poor market conditions, was never able to launch its business. On April 17, 2003, the Company changed its name to BV Pharmaceutical, Inc. Its principal place of business is located at 2890 Vassar Street, Suite A, Reno, NV 89502. The Company was organized to engage in any lawful corporate business. BV Pharmaceutical, Inc., has been in the developmental stage since inception and has a very limited operating history and nominal revenues.

BV Pharmaceutical, Inc has limited start-up operations and is considered a development stage Company. On May 25, 2004 the amended Articles of Incorporation were filed with the state of Nevada to decrease the number of authorized capital stock to 75,000,000 common shares with $0.001 par value.

BUSINESS DEVELOPMENT.

We were incorporated in the State of Nevada on June 30, 2000, for the purpose of providing consulting services to businesses, and engaging in any other lawful activity.

PRINCIPAL PRODUCTS AND SERVICES

We currently have a web site at the URL www.yourcloneguard.com. We have registered a domain name, and have a hosting service for www.yourcloneguard.com. Our Company and website provide information and services in the areas of personal DNA collection, analysis, profiling, banking and DNA profile database maintenance.

The website will provide interested parties: services, information and resources dealing with the collection, analysis, protection and banking of ones personal and unique DNA profile. Through our website, you will find information on such topics and issues as: DNA, DNA Patterns or Profiles, DNA patents, DNA sample collection, confidentiality aspects of DNA profile collection, DNA collection and banking suitability for minors, DNA cloning, theft and protection issues. In addition you will find links to other articles and resources of interest.

Through its website the Company plans to offer access to services for personal DNA collection, analysis, profiling, banking, and DNA profile database maintenance. Currently the Company plans to offer two services. The first being an in home self test DNA Profile Kit with banking (storage). The initial price for this service is currently US$120. The second service, performed by a professional, allows for the collection, analysis, profiling, banking, and DNA profile database maintenance. This service will assist the client in establishing a chain of custody. Through this service the Company will provide secure access to a client's personal DNA profile, with documented chain of custody established, should at some point in the future the need arise to provide evidence of prior ownership. The initial price for this service is currently US $280.

IN HOME SELF TEST DNA PROFILE KIT AND BANKING.
The Kit will contain buccal sample swabs, sample collection technique indicator, pre-paid return envelope, a collection seal, along with easy to follow step by step directions to take a sample.

The sample process of collection is simple, fast, and non-intrusive. Collection takes place by way of a home self-test kit, where a cotton swab (a buccal swab) is gently wiped across the inside of the Client's cheek. The swab, which contains your saliva and the DNA sample, is then labeled and mailed to the Company for banking (storage). The test process and results would not be considered suitable for use in a court of law. A certificate with the owner's name, reference and identification number and other information will be mailed back to the client.

The reasons for the use of the in home self test DNA Profile Kit and banking service would include the following: 1) storage of a person's DNA; 2) peace of mind; 3) permanent identifier of family member's DNA; 4) a tool for identification of missing persons; 5) a genetic history of an elder family member that may provide clues to inherited diseases; and 6) other genetic issues.

CHAIN OF CUSTODY DNA PROFILING AND BANKING
Upon receipt of the client's registration for the service, the Company will set up a DNA sample collection appointment at a hospital, laboratory or clinic near the client. At the time of collection, the client will be required to provide identification in the form of birth certificate, social security card or drivers license. A DNA sample will be collected by way of a buccal cheek swab and the client will be fingerprinted and photographed. The sample will be labeled, securely stored and then sent to an affiliated testing facility where it will be analyzed and a DNA profile will be determined, thereby establishing the DNA pattern in a format recognized by the international scientific and legal communities. This collection and testing procedure establishes court-verifiable proof that the DNA sample chain of custody has remained unbroken, and sets a date and time of submission as evidence of prior ownership. The sample will be sealed and, along with the results, will be stored for a period of 20 years. The results will be cross checked with our database for fraud and duplicate submissions and then added to our database. The Company will provide the client with a DNA Profile Bank Certificate outlining the results of the client's personal, unique and original DNA profile.

The reasons for the use of the Chain Of Custody DNA Profiling and Banking service would include the following; 1) Use as evidence of DNA theft or misappropriation; 2) Proof of prior ownership; 3) Maternity or paternity cases; or 4) Forensic cases.

We estimate the entire DNA Process for either of the services will take approximately four to eight weeks from the time of DNA sample collection.

These services will be charged by debit or credit card or purchased by cashier's check or money order.

The instructions and examples on our website are intended to allow potential consumers to quickly begin the DNA collection and profiling process for establishing their personal and unique DNA profile.

We plan to process most orders online by online credit card or cybercash systems. We currently are developing the ability to process online orders. In addition we have researched the needs of our planned website functions and the fees associated with the services needed to fulfill those needs.

Our website content will consist of information relating to the biotech industry, in particular content dealing with cloning and its related ethical issues. More expansive information may be developed in the future.

DNA CLONING
We believe the cloning issue is confusing and fraught with ethical concerns. We plan to provide information to help simplify the issue and provide more expansive information to familiarize persons concerned about the cloning issue and protecting their personal DNA against cloning. The process of DNA collection, analysis and profiling can be an invasive, frightening and confusing process for many. We believe we can familiarize the potential client with the required steps and the need for the Company's DNA profile and banking service

We believe it is extremely difficult to prevent a determined collector from obtaining samples of DNA, since all complex living creatures constantly leave traces of DNA throughout their environment in the form of hair, skin, saliva, etc. However, we believe you can help deter persons who have illegally obtained a sample of your DNA from trafficking in these samples, or in pursuing illegal activities, such as cloning of the samples, by establishing your personal DNA profile to show prior ownership.

DISTRIBUTION

We plan to deliver our services through our website. As of the date of this prospectus, we have an Internet service provider, web site developer and a basic web site, all of which will be necessary to execute our plan of business. We plan to establish our market through email advertising and through licensing the service on a geographic basis. We have not conducted any market testing to determine the size of the market for our services.

On July 15, 2003, we entered into a license agreement with Mr. Matt Sutton whereby we granted him a non-exclusive license to market services relating to the collection of DNA samples and related data. The agreement is for a term of one (1) year, commencing August 15, 2003, and the license fee due under the agreement is US$2,000.00 per month. Currently we are not aware of any sales of the Company's services by Mr. Sutton. As of July 13, 2004 the Company has received ten orders for it's In Home Self Test Kit.

NEW PRODUCTS OR SERVICES.

Other than the services described in this prospectus, we currently have no new products or services announced or planned to be announced to the public.

COMPETITIVE BUSINESS CONDITIONS

We will face competition from all aspects of the emerging DNA-related business and industry. We will compete with pharmaceutical and other science or technology-related companies that have superior DNA-related experience and/or services which they now, or may, in the future, offer to their potential or existing customers. Many of these companies may in time offer free information and DNA-related storage facilities to their customers. Many of these companies have other sources of revenues and we rely only on the fees generated through our proposed DNA information and database services. In addition, these companies may have better marketing and distribution channels. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material adverse impact upon market acceptance of our proposed business.

Our main, existing and potential competitors for our proposed DNA testing, profiling and banking business are any business in the pharmaceutical business or distribution of pharmaceutical products business. Below are some Websites currently offering DNA-related information:
- www.familytreedna.com
- www.dnalc.org
- www.dnacenter.com

OUR COMPETITIVE POSITION

We believe competition takes place on many levels, including pricing, convenience in obtaining information, specialization, and breadth of services offered. We intend to serve as a content aggregator for DNA-related information on the Internet, and provide what we believe is an unbiased comprehensive information source, as well as marketplace and facilitator for DNA-related information.

Our objective is to provide a service that helps the consumer cut through the often perceived clutter, confusion and noise of the marketplace and help them confidentially and quickly bring each person to a point where they can make an informed decision if the services offered are appropriate for them.

Within the industry, we will attempt to brand our website www.yourcloneguard.com as the consumer's partner in his or her search for the most reliable DNA collection, profiling, databank and information source. We will attempt to provide the consumers with a one-stop shopping destination where they can access information and decision support tools, such as any related news on topics relating to DNA. However, we have no assurance we will be successful in differentiating ourselves from our competitors, or that we will be successful in providing acceptable services or competing in the marketplace for our services. We will be using the internet to advertise our services, by paying other websites to place a link to our website on their website. We anticipate the cost of this form of advertising will cost approximately $2,000 over the nest 12 months.

By offering a specialized DNA storage and information service, we will be targeting those consumers who are looking to establish their DNA profile and banking of that profile. We believe that consumers will pay for a service that is specialized, unbiased and comprehensive and one that helps them cut through the perceived clutter, confusion and noise of the internet marketplace and help them confidentially and quickly make an informed decision if the DNA testing and profiling services offered are appropriate for them.

We expect that our operations will depend on a number of third parties over which we will have limited control. Specifically, we do not plan to own an Internet gateway, but instead we will rely on a third-party, independent and unrelated Internet Service Provider to host our website. We may experience interruptions in our website connection and our telecommunications access due to our reliance upon third parties. This could result in loss of business and revenues. We anticipate that we will use software that is dependent on an operating system, database and server software developed and produced by and licensed by independent third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our website connection or in our telecommunications access would have an adverse effect upon consumer perception of our ability to provide information in a timely and efficient manner.

A party who is able to circumvent our security measures could misappropriate proprietary information and/or access our customers' DNA-related information and data. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the World Wide Web in particular, especially as a means of conducting commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as DNA-related information and data and credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.

SOURCES AND AVAILABILITY OF RAW MATERIALS

As of the date of this prospectus, we have established initial contact with DNA sample kit suppliers and DNA testing facilities. We have not entered into any arrangement or agreements to date.

CUSTOMER BASE

As of the date of this prospectus, we have no customers. If we are able to establish a customer base in the future, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

Our intended principal market of customers is expected to be the people who are aware of the problem with identity theft, those with concerns about the health and health risk factors of their relatives and unborn children and those wishing to preserve their DNA profile in a data bank for future uses. We intend to target this market using internet advertising and promotion of our website through links on other websites, which we currently anticipate will cost us approximately $2,000 over the next 12 months. We do not feel that the costs to advertise and market through the internet is a barrier to our entry. We have not performed any marketing studies to assess whether a potential market exists for our proposed services, but we believe that there is such a market based on the existence of other web-based data banks and the number of articles about DNA storage and identity theft management has seen in the media. We do not intend to perform any marketing studies prior to beginning operations. Based on the costs of similar services, we believe we can sustain a market for our services.


INTELLECTUAL PROPERTY

We have recently applied for a service mark for "yourcloneguard". We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interests, except for the web domain name: yourcloneguard.com.

GOVERNMENTAL REGULATION ISSUES

We are not now affected by direct government regulation. Based on our research, we do not believe the products and services we intend to offer require approval from the Food and Drug Administration. However, we are affected by laws, rules and regulations directly applicable to access to or commerce on the Internet generally. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT

To date, we have not undergone any research and development, except that required to put up our website.

ENVIRONMENTAL LAW COMPLIANCE

To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES.

Our only employees at the present time are our officers and directors, who will devote as much time as they determine is necessary to carry out the business of the Company.

REPORTS TO SECURITY HOLDERS.

After the effective date of this registration statement, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of the material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

PLAN OF OPERATIONS

The  discussion   contained  in  this   prospectus   contains   "FORWARD-LOOKING
STATEMENTS"  that  involve  risk  and  uncertainties.

These statements may be identified by the use of terminology such as "BELIEVES," "EXPECTS," "MAY," "SHOULD" or "ANTICIPATES" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus are applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to these differences include those discussed under the caption entitled "RISK FACTORS," as well as those discussed elsewhere in this registration statement.

We are a development stage company with limited operations or revenues. We are unable to satisfy cash requirements without management's financial support or other funding. Our management and certain investors have made $149,975 of capital contributions to our business. The Company has raised the total of $99,975 through Private Placements (see page 32 "Recent Sales of Unregistered Securities") and in January of 2004 the Company issued two convertible debentures in the principal amount of $25,000 each, for a total amount of $50,000 to two separate unrelated non-US parties We anticipate, but have no assurance, that we may need to meet our cash requirements for the foreseeable future through the financial support of our management. Management's capital contributions will be accomplished through interest bearing promissory notes between our company and management. We have not determined the amount of funds that will be necessary for management to contribute at this time. Nor is there any assurance our management will have funds available to loan us as and when we require funds. In this event, we will be required to seek loans and/or equity funding from third parties, and there is no assurance we will be able to do so.

The Company's website will be used as a marketing and sales tool. It is intended to outline the features and the benefits of the DNA collection and profile service as well as acting as an information resource. The instructions and examples on our website are intended to allow potential consumers to quickly begin the DNA collection and profiling process for establishing their personal and unique DNA profile.

We anticipate that most orders for our services will occur by online credit card or cybercash systems. We can take orders online through our order form and are currently developing the ability to process online orders.

Over  the  next  twelve  months,   we  plan  to  further   develop  our  website
www.yourcloneguard.com to provide additional DNA related information. Specifically, during the next 12 months, we anticipate focusing our efforts on the following specific areas of operations:

         1. Internet marketing
         2. Maintaining and enhancing content of website
         3. Licensing agreements
         4. DNA information and services

We may require additional funds to further develop our website. In the event we need to raise additional funds, we have not yet determined how, where or when we will obtain these funds. There is no assurance that we will be able to obtain financing for our business development, if, as and when required, or on terms favorable to the Company. If adequate funds are not available to us, we believe that our business development will be adversely affected.

In the end of the five months period ended May 31, 2004 the Company had cash available in the amount of $51,332 and $3,000 in accounts receivables. This cash will be used to fund operations until approximately end of May 2005. During the period prior to May 2005, the Company may need to seek additional funding in the form of equity or debt.

Our future capital requirements will also depend on one or more of the following factors:
- market acceptance of our services;
- the extent and progress of our research  and  development  programs;
- competing   technological  and  market developments; and
- the costs of commercializing our services.

There can be no assurance that funding will be available on favorable terms to permit successful commercialization of our DNA services or be successful in our proposed business operations.

In addition, we have no further credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms, if at all. If capital resources are insufficient to meet our future capital requirements, we may have to raise additional funds to continue development of our website. There can be no assurance that the funds will be available on favorable terms, if at all.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of the securities will likely result in dilution to our shareholders.

Until such time as our website is fully developed, we do not expect to have any significant revenues from our operations. We anticipate that if our website becomes fully operational, of which there can be no assurance, we will generate revenues from the accumulation of customer's DNA information and data, in a legal state, to the website, and through the sale of advertisements. There is no assurance that we will be successful in the marketing our DNA profile services or licensing. We have no other proposed sources of revenue. Therefore, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

If our company or its management receives proceeds from the sales of the securities by the selling security shareholders, which neither the company nor its management has any intent to do, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

DESCRIPTION OF PROPERTY

We do not own any real property at this time, and we conduct our business from an office at 2890 Vassar Street, Suite A, Reno, NV 89502. We are sharing a small office space at no cost with an unrelated third party. This is a competitive rate for similar space in the area.

The Company believes that existing facilities are adequate for its needs through May 2005. Should the Company require additional space at that time, or prior thereto, the Company will attempt to secure space can on commercially reasonable terms and without undue operational disruption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the sale of shares to our officers and directors, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons. We are not a subsidiary of any other company. Mr. Bandenieks provided organizational services and cash in the sum of $203.62 for his 30,543,000 shares of Common Stock.

Our management and certain investors have made $149,975 of capital contributions to our business The Company has raised the total of $99,975 through Private Placements (see page 32, heading "Recent Sales of Unregistered Securities), and in January 2004, the Company issued two convertible debentures in the principal amount of $25,000 each, for a total amount of $50,000.00, to two (2) separate unrelated non-U.S. parties. The accrued principal and interest on these debentures are convertible into common shares of the Company on the basis of $0.20 per common share, at the option of the debenture holder, at any time within 24 months from the date of the debenture. These debentures bear interest at 10% per annum on any unpaid principal balance, and the unpaid balance shall be paid, on or before two (2) years from the date of the debentures, in either cash or common shares, at the option of the holder.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION.
Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments of the Securities and Exchange Commission, and the N.A.S.D. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of May 31, 2004, there were approximately 54 holders on record of our common stock.

EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.



FINANCIAL STATEMENTS







                             BV PHARMACEUTICAL, INC.

                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                    May 31, 2004, December 31, 2003 and 2002

                             (Stated in US Dollars)

TERRY AMISANO LTD.                                                AMISANO HANSON
KEVIN HANSON, CA, CPA (Nevada)                             CHARTERED ACCOUNTANTS



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
BV Pharmaceutical, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of BV Pharmaceutical, Inc. (A Development Stage Company) as of May 31, 2004 and December 31, 2003 and 2002 and the statements of operations, stockholders' deficit and cash flows for the five-month period ended May 31, 2004 and each of the years in the three year period ended December 31, 2003 and for the period June 30, 2000 (Date of Incorporation) to May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of BV Pharmaceutical, Inc. as of May 31, 2004 and December 31, 2003 and 2002 and the results of its operations and its cash flows for the five-month period ended May 31, 2004 and each of the years in the three year period ended December 31, 2003 and for the period June 30, 2000 (Date of Incorporation) to May 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. Management plans in regard to their planned financing and other matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada                             /s/ AMISANO HANSON
June 8, 2004                                      CHARTERED  ACCOUNTANTS

750 West Pender Street, Suite 604               Telephone:  604-689-0188
Vancouver Canada                                Facsimile:  604-689-9773
V6C 2T7                                       E-MAIL:  amishan@telus.net


                             BV PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                    May 31, 2004, December 31, 2003 and 2002
                             (Stated in US Dollars)


                                                            May 31,      December 31,     December 31,
                                                             2004            2003             2002
                                                           _________     ____________     ____________
                                     ASSETS

Current
   Cash and cash equivalents                               $  51,332       $  3,708         $      -
   Accounts receivable                                         3,000              -                -
                                                           _________       ________         ________
                                                           $  54,332       $  3,708         $      -


LIABILITIES
Current
   Accounts payable and accrued liabilities                $   4,985       $  3,600         $      -
   Convertible debentures - Note 3                            51,872              -                -
                                                           _________       ________         ________
                                                              56,857          3,600                -


STOCKHOLDERS' EQUITY (DEFICIENCY)
Capital stock - Notes 3 and 4
Authorized:  75,000,000 common stock, $0.001 par value
Issued:  37,480,100 shares (December 31,
 2003 and 2002:  37,480,100)                                  37,480         37,480           37,480
Additional paid-in capital                                    62,495         62,495           62,495
Deficit accumulated during the development stage            (102,500)       (99,867)         (99,975)
                                                           _________       ________         ________
                                                              (2,525)           108                -
                                                           _________       ________         ________
                                                           $  54,332       $  3,708         $      -
                                                           =========       ========         ========
Nature and Continuance of Operations - Note 1


                             SEE ACCOMPANYING NOTES



                             BV PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                  for the five-month period ended May 31, 2004,
               for the years ended December 31, 2003, 2002, 2001,
  and for the period from June 30, 2000 (Date of Incorporation) to May 31, 2004
                             (Stated in US Dollars)

                                                                                                          June 30, 2000
                                                                                                            (Date of
                                         Five-month                                                        Incorpor-
                                         period ended                                                      ation) to
                                         May 31, 2004        2003            2002            2001         May 31, 2004
                                         ____________     ___________     ___________     ___________     ____________

Revenue
   License fees                          $    10,000      $    10,000     $         -     $         -      $  20,000
                                         ___________      ___________     ___________     ___________      _________
Administrative Expenses
   Advertising and promotion                       -                -           1,001               -          1,001
   Consulting                                  3,500            3,000          17,897          17,775         42,172
   Filing fees                                 2,047              325               -               -          2,372
   Interest charges and ban charges            1,991                -               -               -          1,991
   Investor relations                              -                -           9,996               -          9,996
   Office and miscellaneous                      860              911             691             500          2,962
   Professional fees                           3,885            5,577               -             883         10,345
   Rent                                            -                -             505               -            505
   Intellectual property acquisition
    costs - Note 7                                 -                -               -          50,000         50,000
   Website maintenance                           350               79               -             727          1,156
                                         ___________      ___________     ___________     ___________      _________
                                              12,633            9,892          30,090          69,885        122,500
                                         ___________      ___________     ___________     ___________      _________
Net income (loss) for the period         $    (2,633)     $       108     $   (30,090)    $   (69,885)     $(102,500)
                                         ===========      ===========     ===========     ===========      =========
Basic income (loss) per share            $     (0.00)     $      0.00     $     (0.00)    $     (0.00)
                                         ===========      ===========     ===========     ===========
Weighted average number of
 shares outstanding                       37,480,100       37,480,100      37,431,771      37,009,386
                                         ===========      ===========     ===========     ===========

                             SEE ACCOMPANYING NOTES



                             BV PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                  for the five-month period ended May 31, 2004,
             and for the years ended December 31, 2003, 2002, 2001,
  and for the period from June 30, 2000 (Date of Incorporation) to May 31, 2004
                             (Stated in US Dollars)

                                                                                                          June 30, 2000
                                                                                                            (Date of
                                         Five-month                                                        Incorpor-
                                         period ended                                                      ation) to
                                         May 31, 2004        2003            2002            2001         May 31, 2004
                                         ____________     ___________     ___________     ___________     ____________

Cash flows from (used in)
Operating
 Activities
  Net income (loss) for the period       $    (2,633)     $       108     $   (30,090)    $  (69,885)      $(102,500)
  Change in non-cash working
  capital balance related to
  operations:
   Accounts receivable                        (3,000)               -               -              -          (3,000)
   Accounts payable and accrued
    liabilities                                1,385            3,600               -              -           4,985
                                         ___________      ___________     ___________     __________       _________
                                              (4,248)           3,708         (30,090)       (69,885)       (100,515)
                                         ___________      ___________     ___________     __________       _________
Cash flows from Financing
Activities
   Capital stock issued                            -                -          24,000         75,771          99,975
   Convertible debentures                     51,872                -               -              -          51,872
                                         ___________      ___________     ___________     __________       _________
                                              51,872                -          24,000         75,771         151,847
                                         ___________      ___________     ___________     __________       _________
Increase (decrease) in cash                   47,624            3,708          (6,090)         5,886          51,332

Cash and cash equivalents,
beginning
of the period                                  3,708                -           6,090            204               -
                                         ___________      ___________     ___________     __________       _________
Cash and cash equivalents, end of
the period                               $    51,332      $     3,708     $         -     $    6,090       $  51,332
                                         ===========      ===========     ===========     ==========       =========
Cash and cash equivalents consist of:
     Cash                                $     1,332      $     3,708     $         -     $        -       $   1,332
     Term deposit                             50,000                -               -              -          50,000
                                         ===========      ===========     ===========     ==========       =========
                                         $    51,332      $     3,708     $         -     $        -       $  51,332
                                         ===========      ===========     ===========     ==========       =========
Supplemental disclosure of cash flow
 information
   Cash paid for:
     Interest                            $         -      $         -     $         -     $        -       $       -
                                         ===========      ===========     ===========     ==========       =========
     Income taxes                        $         -      $         -     $         -     $        -       $       -
                                         ===========      ===========     ===========     ==========       =========


                             SEE ACCOMPANYING NOTES



                             BV PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
      for the period June 30, 2000 (Date of Incorporation) to May 31, 2004
                             (Stated in US Dollars)


                                                                                                    Deficit
                                                                                                    Accumulated
                                                                                   Additional       During the
                                                         Common Stock               Paid-in         Development
                                                   * Shares        Par Value        Capital         Stage               Total
                                                  __________       _________       __________       ___________        ________

Capital stock subscribed pursuant to an
offering memorandum for cash - at $0.000007       30,543,000       $ 30,543        $ (30,339)        $       -         $    204
                                                  __________       ________        _________         _________         ________
Balance, December 31, 2000                        30,543,000         30,543          (30,339)                -              204

Capital stock issued pursuant to a private
 placement                       - at $0.01        6,777,100          6,777           60,994                 -           67,771
                                 - at $0.20           40,000             40            7,960                 -            8,000
Net loss for the year                                      -              -                -           (69,885)         (69,885)
                                                  __________       ________        _________         _________         ________
Balance, December 31, 2001                        37,360,100         37,360           38,615           (69,885)           6,090
Capital stock issued pursuant to a private
 placement                       - at $0.20          120,000            120           23,880                 -           24,000
Net loss for the year                                      -              -                -           (30,090)         (30,090)
                                                  __________       ________        _________         _________         ________
Balance, December 31, 2002                        37,480,100         37,480           62,495           (99,975)               -
Net income for the year                                    -              -                -               108              108
                                                  __________       ________        _________         _________         ________
Balance, December 31, 2003                        37,480,100         37,480           62,495           (99,867)             108
Net loss for the period                                    -              -                -            (2,633)          (2,633)
                                                  __________       ________        _________         _________         ________
Balance, May 31, 2004                             37,480,100       $ 37,480        $  62,495         $(102,500)        $ (2,525)
                                                  ==========       ========        =========         =========         ========

The common stock issued has been retroactively restated to reflect a forward stock split of 1,500 new shares for one old share, effective on January 5, 2001.


                             SEE ACCOMPANYING NOTES


                             BV PHARMACEUTICAL, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                    May 31, 2004, December 31, 2003 and 2002
                             (Stated in US Dollars)


NOTE 1        NATURE AND CONTINUANCE OF OPERATIONS

              The Company was incorporated as All Printer Supplies.com in the State of Nevada, U.S.A. on June 30, 2000. On April 17, 2003, the Company changed its name to BV Pharmaceutical, Inc.

              BV Pharmaceutical, Inc. is a DNA Profile Bank whose core business is to provide interested parties: services, information and resources dealing with the collection, analysis, protection and banking of ones personal and unique DNA profile.

              The Company intends to license the process for collection of DNA samples to marketing agents on a geographical basis in order to build revenue streams.

              These financial statements have been prepared on a going concern basis. At May 31, 2004, the Company has a working capital deficiency of $2,525, and has accumulated a deficit of $102,500 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time.

              The Company plans to obtain additional financing by loans from its director and president, however, there is no guarantee that sufficient additional funds will be received. The Company may also solicit loans from other non-affiliated individuals, however, there is no assurance that such loans can be negotiated or that such financing will be available on terms favourable to the Company. The Company may also obtain additional financing by the sale of its common stock, however, the Company is not publicly listed nor is its stock currently quoted or traded and currently there are no plans for the sale of common stock. There can be no assurance that such additional funding will be available on acceptable terms, if at all. The Company's services require further development and there can be no assurance that it will be successful in selling its services. During the subsequent year, the cost of developing services for sale is likely to exceed their sale proceeds.

NOTE 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              DEVELOPMENT STAGE
              The Company, is currently a development stage company as defined under Statement of Financial Accounting Standards ("SFAS") No. 7. As required for development stage enterprises, the statements of operations and cash flows include a total of all expenditures from inception, June 30, 2000 to May 31, 2004.

CASH AND CASH EQUIVALENTS

              Cash and cash equivalents consist of all highly liquid investments that are readily convertible to cash and have maturities of three months or less when purchased.

INTANGIBLES
              The Company follows SFAS No 142, "Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's goodwill or indefinite-lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over their useful lives.

FINANCIAL INSTRUMENTS
              The carrying value of the Company's financial instruments, consisting of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and convertible debenture approximates its fair value due to the short-term maturity. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument.

              INCOME TAXES

              The Company follows SFAS No. 109, "Accounting for Income Taxes" which requires the use of the asset and liability method for accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

              BASIC AND DILUTED EARNINGS (LOSS) PER SHARE

              The Company reports basic earnings (loss) per share in accordance with the SFAS No. 128, "Earnings Per Share". Basic earnings (loss) per share is computed using the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share includes the potentially dilutive effect of outstanding common stock options which are convertible into common shares.

              FOREIGN CURRENCY TRANSLATION

              Monetary items denominated in a foreign currency are translated into US dollars, the reporting currency, at exchange rates prevailing at the balance sheet date and non-monetary items are translated at exchange rates prevailing when the assets were acquired or obligations incurred. Foreign currency denominated revenue and expense items are translated at exchange rates prevailing at the transaction date. Gains or losses arising from the translations are included in operations.

REVENUE RECOGNITION
              The Company has three sources of revenue: product sales, services fees and licensing fees. Revenue is recognize when the products are shipped. Services fees are recognized when the services are rendered. Licensing fees are recognized on a monthly basis over the term of the agreement. In addition, ultimate collection of receivables must be assured.

              WEBSITE MAINTENANCE

              Website maintenance costs are expensed as incurred.

              NEW ACCOUNTING STANDARDS

              Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

NOTE 3        CONVERTIBLE DEBENTURES



                                                                 May 31,      December 31,
                                                                  2004       2003     2002
                                                                 _______     ____     ____

              On January 15, 2004 the Company issued
              two convertible debentures in the  principal
              amount of $25,000 each bearing interest at
              10% per annum and secured by the general
              credit of the Company.  These debentures
              are convertible into common shares of the
              Company on the basis of $0.20 per common
              share for each $1 of principal and interest
              accrued thereon, at the option of the
              debenture holder, up to January 15, 2006.
              Interest shall be payable at the end of each
              calendar year with the first payment due on
              December 31, 2007, in either cash or
              common shares at the option of the holder.
              If the interest is paid in shares, then the
              shares will have a deemed value of $2.50 each.     $51,872     $  -     $ -

                                                                 $51,872     $  -     $ -


NOTE 4        CAPITAL STOCK - Note 3

              On January 5, 2001, the Company approved a forward split of its common stock on the basis of 1,500 new for 1 old. The number of shares referred to in these financial statements has been restated wherever applicable to give retroactive effect on the forward stock split.

              On May 25, 2004, the Company amended its authorized capital stock to 75,000,000 common shares with a par value of $0.001 per share. The number of authorized shares and the par value per share as referred to in these financial statements has been restated wherever applicable to give retroactive effect to this amendment.

NOTE 5        FUTURE INCOME TAXES

              Future income tax assets and liabilities are recognized for temporary differences between the carrying amount of the balance sheet items and their corresponding tax values as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized.

              Significant components of the Company's future tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

                                                    December 31,
                                                  2003         2002
                                                ________     ________
              Future income tax assets
              Net tax losses carried forward    $ 22,205     $ 22,242
              Less:  valuation allowance         (22,205)     (22,242)
                                                ________     ________
                                                $      -     $      -
                                                ========     ========

              The Company recorded a valuation allowance against its future income tax assets based on the extent to which it is more-likely-than-not that sufficient taxable income will be realized during the carry-forward periods to utilize all the future tax assets.

NOTE 6        INCOME TAXES

              No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2003 the Company has net operating loss carryforwards, which expire commencing in 2022, totalling approximately $99,867, the benefit of which has not been recorded in the financial statements.

NOTE 7        ACQUISITION AGREEMENT

              In October 2001, the Company entered into an agreement with an unrelated private company to acquire certain patents, intellectual property and common stock and agreed to advance a non-refundable payment of $50,000 as the initial payment of a total of
              $2,000,000. Upon completion of the due diligence process, the Company elected not to proceed with the acquisition. As a result, the Company has written off the non-refundable payment of $50,000.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The  accounting  firm of  Amisano  Hanson,  Chartered  Accountants  audited  our
financial   statements.   Since  inception,   we  have  had  no  changes  in  or
disagreements with our accountants.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Nevada law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

ITEM EXPENSE


     SEC Registration Fee                          $   346.85
     Legal Fees and Expenses                       $ 5,500.00
     Accounting Fees and Expenses                  $ 3,500.00
     Miscellaneous/Reserve                         $   653.15
                                                   ===========
     Total                                         $10,000.00


                     RECENT SALES OF UNREGISTERED SECURITIES

From June 2000 through May 2004, we issued 37,480,100 shares of our Common Stock, with no par value, under exemptions from registration provided in Regulation S promulgated under the Securities Act and/or Section 4(2) of the Securities Act of 1933, as amended. No underwriters were used in these transactions, and no fees or commissions were paid to anyone.

In December 2000, we issued 20,362 shares of our common stock to Art Bandenieks, a director and officer, and an "accredited" investor, as that term is defined in Regulation D, Rule 501 (by virtue of his status as a founder and director of the company), for $203.62 cash and compensation for his services as an officer and director of the company. The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

Subsequently, the company approved a forward split of the total 20,362 outstanding shares on a 1,500 for 1 basis, resulting in a total of 30,543,000 shares outstanding.

In January 2001, we issued 6,777,100 shares of our common stock at a price of $.01 per share, or aggregate cash proceeds of $67,771. This transaction involved 5 foreign purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all


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


non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903
(i) and (iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

In November 2001, we issued 40,000 shares of our common stock for $0.20 per share, or aggregate cash proceeds of $8,000. This transaction involved 45 purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903 (i) and
(iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

The November 2001 transaction also involved 1 person in the U.S. The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. This investor was an "accredited" investor, as that term is defined in Regulation D, Rule 501.

In May 2002, we issued 120,000 shares of our common stock for $0.20 per share, or aggregate cash proceeds of $24,000. This transaction involved 2 purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903 (i) and (iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

In January 2004, the Company issued two convertible debentures in the principal amount of $25,000 each, for a total amount of $50,000.00, to two (2) separate unrelated non-U.S. parties. The accrued principal and interest on these debentures are convertible into common shares of the Company on the basis of $0.20 per common share, at the option of the debenture holder, at any time within 24 months from the date of the debenture. These debentures bear interest at 10% per annum on any unpaid principal balance, and the unpaid balance shall be paid, on or before two (2) years from the date of the debentures, in either cash or common shares, at the option of the holder.


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


EXHIBITS


Exhibit
Number               Exhibit Description
_______              ___________________

3.1      Articles of Incorporation
3.2      Amendment to Articles of Incorporation
3.3      Bylaws
3.4      Amendment to Articles of Incorporation
4        Instrument Defining the Right of Holders - Share Certificate
5        Legal Opinion
23       Consents of Experts
10.1     License Agreement
10.2     Convertible Debenture - EH& P Investments
10.3     Convertible Debenture - DGM Bank

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

   b.  Reflect in the  prospectus  any facts or events  which,  individually  or
   together,   represent  a  fundamental   change  in  the  information  in  the
   registration statement;

   c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a direct-or, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2, Amendment No. 1, and authorized this registration statement to be singed on its behalf by the undersigned, in Aldergrove, B.C., on this 13th day of July, 2004.

                             BV Pharmaceutical, Inc.





                             BY: /s/ ART BANDENIEKS
                             _________________________
                             ART BANDENIEKS, PRESIDENT



Date: July 13, 2004

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.





/s/ ART BANDENIEKS                           /s/  LEE SOUTHERN
    __________________________________            ______________________________
    ART BANDENIEKS                                LEE SOUTHERN

    TITLE: PRESIDENT, CEO, SECRETARY &       TITLE: TREASURER, CHIEF  FINANCIAL
            DIRECTOR                                OFFICER & DIRECTOR

    DATE:  JULY13, 2004                      DATE: JULY 13, 2004